REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Trustees of the Brighthouse Funds Trust I and Shareholders of AB Global Dynamic Allocation Portfolio, Allianz Global Investors
Dynamic Multi-Asset Plus Portfolio, American Funds Balanced Allocation Portfolio, American Funds Growth Allocation Portfolio, American Funds
Growth Portfolio, American Funds Moderate Allocation Portfolio, AQR
Global Risk Balanced Portfolio, Blackrock Global Tactical Strategies Portfolio BlackRock High Yield Portfolio, Brighthouse Asset Allocation
100 Portfolio, Brighthouse Balanced Plus Portfolio, Brighthouse Small Cap Value Portfolio, Brighthouse/Aberdeen Emerging Markets Equity Portfolio, Brighthouse/Artisan International Portfolio, Brighthouse/Eaton Vance Floating Rate Portfolio, Brighthouse/Franklin Low Duration Total Return Portfolio, Brighthouse/Templeton International Bond Portfolio, Brighthouse/Wellington Large Cap Research Portfolio, Clarion Global Real Estate Portfolio, ClearBridge Aggressive Growth Portfolio, Harris Oakmark International Portfolio, Invesco Balanced-Risk Allocation Portfolio, Invesco Comstock Portfolio, Invesco Small Cap Growth Portfolio, JPMorgan Core
Bond Portfolio, JPMorgan Global Active Allocation Portfolio, JPMorgan
Small Cap Value Portfolio, Loomis Sayles Global Markets Portfolio,
MetLife Multi-Index Targeted Risk Portfolio, MFS Research International Portfolio, Morgan Stanley Mid Cap Growth Portfolio, Oppenheimer Global Equity Portfolio, PanAgora Global Diversified Risk Portfolio, PIMCO Inflation Protected Bond Portfolio, PIMCO Total Return Portfolio, Pyramis Government Income Portfolio, Schroders Global Multi-Asset Portfolio, Schroders Global Multi-Asset Portfolio II (formerly, Pyramis Managed Risk Portfolio), SSGA Growth and Income ETF Portfolio, SSGA Growth ETF
Portfolio, T. Rowe Price Large Cap Value Portfolio, T. Rowe Price Mid Cap Growth Portfolio, TCW Core Fixed Income Portfolio, Victory Sycamore
Mid Cap Value Portfolio (formerly, Invesco Mid Cap Value Portfolio), and Wells Capital Management Mid Cap Value Portfolio, (collectively, the "Portfolios"):




In planning and performing our audits of the financial statements of the above listed Portfolios of the Brighthouse Funds Trust I as of and for the year ended December 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A portfolio's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management of the portfolio and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the portfolio's annual or interim financial statements will not be prevented or detected on a timely basis.




Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2017.

This report is intended solely for the information and use of management, the Board of Trustees of the Brighthouse Funds Trust I, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 23, 2018